Exhibit 10.12

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LFG ACQUISITION HOLDINGS LLC

DATED AS OF SEPTEMBER 15, 2021

THE LIMITED LIABILITY COMPANY INTERESTS IN LFG ACQUISITION HOLDINGS LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
LFG ACQUISITION HOLDINGS LLC

This Second Amended and Restated Limited Liability Company Agreement (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of September 15, 2021, by and among LFG Acquisition Holdings LLC, a Delaware limited liability company (the “Company”), Archaea Energy Inc., a Delaware corporation (“PubCo”), Rice Acquisition Sponsor LLC, a Delaware limited liability company (“Rice Sponsor”), the Archaea Holders (as defined below), the Aria Holders (as defined below), and each other Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act or who acquires a Company Warrant (as defined herein). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, immediately prior to the adoption of this Agreement, the Company was governed by the Amended and Restated Limited Liability Company Agreement, dated as of October 21, 2020 (the “Existing LLC Agreement”);

WHEREAS, the Company has entered into that certain Business Combination Agreement, dated as of April 7, 2021 (as it may be amended or supplemented from time to time, the “Archaea Agreement”), by and among (a) LFG Buyer Co, LLC, (b) Fezzik Merger Sub, LLC, (c) LFG Intermediate Co, LLC, (d) the Company, (e) Archaea Energy LLC, (f) Archaea Energy II LLC and (g) solely for purposes of Section 2.2, Article IV, Article V, Article VI and Article XI thereof, PubCo;

WHEREAS, the Company has entered into that certain Business Combination Agreement, dated as of April 7, 2021 (as it may be amended or supplemented from time to time, the “Aria Agreement” and, together with the Archaea Agreement, the “Business Combination Agreements,” and the transactions contemplated by the Business Combination Agreements, collectively, the “Business Combination”), by and among (a) LFG Buyer Co, LLC, (b) Inigo Merger Sub, LLC, (c) LFG Intermediate Co, LLC, (d) the Company, (e) Aria Energy LLC, (f) Aria Renewable Energy Systems LLC, solely in its capacity as representative of the Company Unitholders (as defined therein) and (g) solely for purposes of Section 2.2, Article IV, Article V, Article VI and Article XI thereof, PubCo;

WHEREAS, among other things, (a) pursuant to the Aria Agreement, the Company issued a number of Class A Units (as defined below) to the Aria Holders in accordance with the terms thereof and hereof, (b) pursuant to the Archaea Agreement, the Company issued a number of Class A Units to the Archaea Holders in accordance with the terms thereof and hereof, and (c) PubCo issued certain Class B Shares (as defined below) to the Aria Holders and the Archaea Holders;

WHEREAS, the Members of the Company desire that PubCo continue as the sole managing member of the Company (in its capacity as managing member as well as in any other capacity, the “Managing Member”);

WHEREAS, the Company and the Managing Member desire to admit the Archaea Holders and the Aria Holders as Members in accordance with the terms of the Business Combination Agreements and the terms hereof;

WHEREAS, the Members of the Company desire to amend and restate the Existing LLC Agreement and adopt this Agreement; and

WHEREAS, this Agreement shall supersede the Existing LLC Agreement in its entirety as of the date hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Existing LLC Agreement is hereby amended and restated in its entirety and the parties hereto hereby agree as follows:

Article I

Definitions

Section 1.1 Definitions. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding Law).

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Adjusted Basis” has the meaning given such term in Section 1011 of the Code.

“Adjusted Capital Account” means, with respect to any Member, (a) the Capital Account balance of such Member, plus (b) such Member’s share of Member Minimum Gain or Company Minimum Gain (after reduction to reflect the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)).

“Adjusted Capital Account Deficit” means, with respect to any Member the deficit balance, if any, in such Member’s Adjusted Capital Account at the end of any Fiscal Year or other taxable period, after crediting such Member’s Adjusted Capital Account for any amount such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c). This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; provided that, for purposes of this Agreement, (a) no Member shall be deemed an Affiliate of the Company or any of its Subsidiaries or any other Member and (b) none of the Company or any of its Subsidiaries shall be deemed an Affiliate of any Member.

“Agreement” is defined in the preamble to this Agreement.

“Archaea Agreement” is defined in the recitals to this Agreement.

“Archaea Holders” means Archaea Energy LLC, Shallenial Fund I, L.P., S & Co. Investment Fund IV, LLC, Struan & Company, LLC, Rothwell Gornt, LLC, Stork Partners LLC, Green Eyed Devil, LLC, McCarthy Biogas Holdings, LLC, Anderson Biogas Holdings, LLC, and Ted Yowonske.

“Aria Agreement” is defined in the recitals to this Agreement.

“Aria Holders” means Aria Renewable Energy Systems LLC, Jerrold M. Jung Trust, Scott D. Salisbury Living Trust, William and Jerri Owen Family Trust and Zeliff Holdings, Inc.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Black-Out Period” means any “black-out” or similar period under PubCo’s policies covering trading in PubCo’s securities to which the applicable Redeeming Holder is subject, which period restricts the ability of such Redeeming Holder to immediately resell Class A Shares to be delivered to such Redeeming Holder in connection with a Redemption.

“Block Redemption Date” is defined in Section 3.6(b)(ii).

“Business Combination” is defined in the preamble of this Agreement.

“Business Combination Agreements” is defined in the preamble of this Agreement.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Business Opportunities Exempt Party” is defined in Section 7.4.

“Call Right” is defined in Section 3.6(f).

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 3.4.

“Capital Contribution” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member. Any reference to the Capital Contribution of a Member will include any Capital Contributions made by a predecessor holder of such Member’s Units to the extent that such Capital Contribution was made in respect of Units Transferred to such Member.

“Cash Election” means an election by the Company to redeem Class A Units or Company Warrants for cash pursuant to Section 3.6(e)(ii) or an election by PubCo (or such designated member(s) of the PubCo Holdings Group) to purchase Class A Units or Company Warrants for cash pursuant to an exercise of its Call Right set forth in Section 3.6(f).

“Cash Election Amount” means with respect to a particular Redemption of Class A Shares or Company Warrants, as applicable, for which a Cash Election has been made, (a) other than in the case of clause (b), if the Class A Shares or PubCo Warrants, as applicable, trade on a securities exchange or automated or electronic quotation system, an amount of cash equal to the product of (i) the number of Class A Shares or PubCo Warrants, as applicable, that would have been received in such Redemption if a Cash Election had not been made and (ii) the average of the volume-weighted closing price for a Class A Share or PubCo Warrant, as applicable, on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Shares or PubCo Warrants, as applicable, trade, as reported by Bloomberg, L.P., or its successor, for each of the 5 consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Notice Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Shares or PubCo Warrants, as applicable; (b) if the Cash Election is made in respect of a Redemption Notice issued by a Redeeming Holder in connection with a Registered Offering, an amount of cash equal to the product of (i) the number of Class A Shares or PubCo Warrants, as applicable, that would have been received in such Redemption if a Cash Election had not been made and (ii) the price per Class A Share or PubCo Warrant, as applicable, sold to the public in such Registered Offering (reduced by the amount of any Discount associated with such Class A Share or PubCo Warrant, as applicable); and (c) if the Class A Shares or PubCo Warrants, as applicable, no longer trade on a securities exchange or automated or electronic quotation system, an amount of cash equal to the product of (i) the number of Class A Shares or PubCo Warrants, as applicable, that would have been received in such Redemption if a Cash Election had not been made and (ii) the Fair Market Value of one Class A Share or PubCo Warrant, as applicable.

“Certificate of Formation” means that certain Certificate of Formation of the Company dated as of September 1, 2020.

“Chief Executive Officer” means the Person appointed as the Chief Executive Officer of the Company by the Managing Member pursuant to Section 6.2(a).

“Class A Per Unit Balance” means, as of any relevant date, the quotient of (a) PubCo’s Adjusted Capital Account balance, to the extent attributable to such PubCo’s ownership of Class A Units and computed on a hypothetical basis after all allocations have been tentatively made pursuant to Section 4.1 and Section 4.2, based on an interim closing of the books pursuant to Section 706 of the Code as of such date, divided by (b) the total number of Class A Units held by PubCo on such date.

“Class A Shares” means, as applicable, (a) the Class A Common Stock of PubCo, par value $0.0001 per share, or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Class A Shares or into which the Class A Shares are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class A Units” means the Class A Units of the Company issued hereunder and shall also include any Equity Security of the Company issued in respect of or in exchange for Class A Units, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

“Class B Shares” means, as applicable, (a) the Class B Common Stock of PubCo, par value $0.0001 per share, or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Class B Shares or into which the Class B Shares are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding Law).

“Commission” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Company” is defined in the preamble to this Agreement.

“Company Level Taxes” means any federal, state or local taxes, additions to tax, penalties and interest payable by the Company or any of its Subsidiaries as a result of any examination of the Company’s or any of its Subsidiaries’ affairs by any federal, state or local tax authorities, including resulting administrative and judicial proceedings under the Partnership Tax Audit Rules.

“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulations Section 1.704-2(b)(2), including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.

“Company Representative” has the meaning assigned to the term “partnership representative” (including any “designated individual,” if applicable) in Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder, as appointed pursuant to Section 9.4.

“Company Warrantholder” means any holder of Company Warrants.

“Company Warrants” means the warrants issued by the Company and exercisable for Class A Units.

“Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract or otherwise.

“Covered Audit Adjustment” means an adjustment to any partnership-related item (within the meaning of Section 6241(2)(B) of the Code) to the extent such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code or any analogous provision of state or local Law.

“Covered Person” is defined in Section 6.4.

“Debt Securities” means, with respect to PubCo, any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of PubCo.

“Depreciation” means, for each Fiscal Year or other taxable period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other taxable period, except that (a) with respect to any such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Fiscal Year or other taxable period shall be the amount of book basis recovered for such Fiscal Year or other taxable period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other taxable period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other taxable period bears to such beginning Adjusted Basis; provided, however, that if the Adjusted Basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year or other taxable period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding Law).

“Discount” is defined in Section 3.6(e)(iii).

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Equity-Linked Securities” means any Equity Securities of PubCo, the Company or any of their Subsidiaries which are convertible into, or exchangeable or exercisable for, any other Equity Securities of PubCo, the Company or any of their Subsidiaries, including Class A Units and any Equity Securities issued by PubCo, the Company or any of their Subsidiaries which are pledged to secure any obligation of any holder to purchase from PubCo, the Company or any of their Subsidiaries any Equity Securities of such entities.

“ERISA” means the Employee Retirement Security Act of 1974, as amended.

“Excess Tax Amount” is defined in Section 9.5(c).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding Law).

“Existing LLC Agreement” is defined in the recitals to this Agreement.

“Fair Market Value” means the fair market value of any property as determined in Good Faith by the Managing Member after taking into account such factors as the Managing Member shall deem appropriate.

“Federal Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for U.S. federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.

“GAAP” means U.S. generally accepted accounting principles at the time.

“Good Faith” means a Person having acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company and the PubCo Holdings Group and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Gross Asset Value” means, with respect to any asset, the asset’s Adjusted Basis for U.S. federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1), (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a Company Warrant or other noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s) or in connection with a Redemption; or (v) any other event to the extent determined by the Managing Member to be permitted and necessary or appropriate to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall not be made if the Managing Member reasonably determines that such adjustments are not necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any Company Warrants or other noncompensatory options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Gross Asset Values of its properties to properly reflect any change in the Fair Market Value of such Company Warrants or other noncompensatory options in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

(c) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

(d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the Adjusted Basis of such assets pursuant to Code Section 734(b) (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (f) in the definition of “Profits” or “Losses” below or Section 4.2(h); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this subsection to the extent the Managing Member determines in Good Faith that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and

(e) if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article IV.

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

“Initial LLC Agreement” means that certain Limited Liability Company Agreement of the Company, dated as of September 1, 2020.

“Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.

“Investment Company Act” is defined in Section 7.1(b).

“IPO” means the initial issuance of PubCo Units, comprised of Class A Shares and PubCo Warrants, to the public for cash in the initial underwritten public offering of PubCo Units.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit C to this Agreement.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Legal Action” is defined in Section 11.8.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Liquidating Event” is defined in Section 10.1.

“Managing Member” is defined in the recitals to this Agreement.

“Member” means any Person that executes this Agreement as a Member and any other Person admitted to the Company as an additional or substituted Member, in each case, that has not made a disposition of such Person’s entire Interest and in each case, in its capacity as a member of the Company.

“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i). It is further understood that the determination of Member Minimum Gain and the net increase or decrease in Member Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Treasury Regulations Sections 1.704-2(d) and 1.704-2(g)(3).

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“National Securities Exchange” means an exchange registered with the Commission under the Exchange Act.

“NCO Target Balance” means (a) with respect to a Class A Unit received upon the exercise of a Company Warrant, the Class A Per Unit Balance and (b) with respect to any interest in the Company received upon the exercise of any other noncompensatory option, such other amount determined in the Managing Member’s reasonable discretion that reflects the economic intent of such interest in the Company.

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Section 1.704-2(b)(1).

“Nonrecourse Liability” is defined in Treasury Regulations Section 1.704-2(b)(3).

“Officer” means each Person appointed as an officer of the Company pursuant to and in accordance with the provisions of Section 6.2.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, together with any final or temporary Treasury Regulations, Revenue Rulings and case Law interpreting Sections 6221 through 6241 of the Code (and any analogous provision of state or local tax Law).

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Profits” or “Losses” means, for each Fiscal Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) any income or gain of the Company that is exempt from U.S. federal income tax or otherwise described in Section 705(a)(1)(B) of the Code and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c) in the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) or (c) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 4.2, be taken into account for purposes of computing Profits or Losses;

(d) gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

(f) to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g) any items of income, gain, loss or deduction that are specifically allocated pursuant to the provisions of Section 4.2 shall not be taken into account in computing Profits or Losses for any taxable year, but such items available to be specially allocated pursuant to Section 4.2 will be determined by applying rules analogous to those set forth in clauses (a) through (f) above.

“Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.

“PubCo” is defined in the preamble to this Agreement.

“PubCo Holdings Group” means PubCo and each other Subsidiary of PubCo (other than the Company and its Subsidiaries).

“PubCo Shares” means all classes and series of common stock of PubCo, including the Class A Shares and the Class B Shares.

“PubCo Tax-Related Liabilities” means any U.S. federal, state and local and non-U.S. tax obligations (including any Company Level Taxes for which the PubCo Holdings Group is liable hereunder) owed by the PubCo Holdings Group (other than any franchise taxes and any obligations to remit any taxes withheld from payments to third parties).

“PubCo Warrants” means the warrants issued by PubCo and exercisable for Class A Shares.

“Quarterly Redemption Date” means a date within each fiscal quarter specified by PubCo from time to time, which will generally be set so that the corresponding Redemption Notice Date falls within a window after PubCo’s earnings announcement for the prior fiscal quarter or in connection with a Registered Offering.

“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of PubCo Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.1(e)), (b) any merger, consolidation or other combination involving PubCo, or (c) any sale, conveyance, lease or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of PubCo Shares shall be entitled to receive cash, securities or other property for their PubCo Shares.

“Redeeming Holder” is defined in Section 3.6(a).

“Redemption” means any redemption of Class A Units or Company Warrants pursuant to Section 3.6.

“Redemption Contingency” is defined in Section 3.6(c)(iii).

“Redemption Date” means a Quarterly Redemption Date, a Special Redemption Date, or a Block Redemption Date.

“Redemption Notice” is defined in Section 3.6(c).

“Redemption Notice Date” means, with respect to any Redemption Date, the date that is 10 Business Days before such Redemption Date (or such other date specified by PubCo that is not later than 10 Business Days before such Redemption Date); provided that if such date falls on a weekend or holiday, the Redemption Notice Date shall be on the preceding Business Day.

“Redemption Right” is defined in Section 3.6(a).

“Registered Offering” means any secondary securities offering (which may include a “bought deal” or “overnight” offering), and any primary securities offering for which piggyback rights are offered, pursuant to any Registration Rights Agreement.

“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of October 21, 2020, as may be amended from time to time, by and among PubCo, Rice Energy Sponsor LLC, a Delaware limited liability company, Atlas Point Energy Infrastructure Fund, LLC, a Delaware limited liability company, and the undersigned parties listed under Holder on the signature page thereto, and (ii) the Stockholders Agreement.

“Regulatory Allocations” is defined in Section 4.2(i).

“Rice Sponsor” is defined in the preamble to this Agreement.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding Law).

“Special Redemption Date” means a date specified by PubCo in addition to or in lieu of the Quarterly Redemption Date during the same fiscal quarter; provided that PubCo shall provide notice of any Special Redemption Date as soon as reasonably possible, providing adequate time for Redeeming Holders to submit a Redemption Notice, and in no event shall the date of any such notice be less than four (4) Business Days prior to the date on which Redeeming Holders must submit a Redemption Notice. PubCo must specify a Special Redemption Date effective with any Registered Offering.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of September 15, 2021, by and among (a) the Archaea Holders; (b) LFG Buyer Co LLC, (c) the Aria Holders, (d) the Company, (e) Rice Sponsor and (f) PubCo, as may be amended, restated or otherwise modified from time to time.

“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.

“Tax Contribution Obligation” is defined in Section 9.5(c).

“Tax Offset” is defined in Section 9.5(c).

“Trading Day” means a day on which the New York Stock Exchange or such other principal United States securities exchange on which the Class A Shares are listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transaction Documents” means this Agreement, the Business Combination Agreements, and each agreement attached as an exhibit to this Agreement or the Business Combination Agreements (including any exhibit, schedule or other attachment to any exhibit attached hereto or thereto).

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, when used as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred” and other forms of the word “Transfer” shall have the correlative meanings.

“Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, that clarify, interpret and apply the provisions of the Code, and that are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of Delaware.

“Units” means the Class A Units issued hereunder.

“Warrant Agreement” means the Warrant Agreement, dated as of October 21, 2020, by and among PubCo, the Company, and a warrant agent, as may be amended from time to time in accordance with its terms.

“Winding-Up Member” is defined in Section 10.3(a).

Section 1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in Section 1.1 are applicable to the singular as well as the plural forms of such terms;

(b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

(c) all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;

(d) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(e) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;

(f) “or” is not exclusive;

(g) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

(h) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

Article II

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

Section 2.1 Formation. The Company has been formed as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this Agreement.

Section 2.2 Filing. The Company’s Certificate of Formation has been filed with the Secretary of State of the State of Delaware in accordance with the Act. The Members shall execute such further documents (including amendments to such Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a limited liability company in Delaware and in all states and counties where the Company may conduct its business. The Managing Member and each Officer is hereby designated an “authorized person” of the Company within the meaning of the Act.

Section 2.3 Name. The name of the Company is “LFG Acquisition Holdings LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name.

Section 2.4 Registered Office; Registered Agent. The location of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or at such other place as the Managing Member from time to time may select. The name and address for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other qualified Person as the Managing Member may designate from time to time and its registered office address.

Section 2.5 Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Managing Member from time to time.

Section 2.6 Purpose; Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.

Section 2.7 Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article X.

Section 2.8 Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for U.S. federal and state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the Federal Bankruptcy Code. Neither the Company nor any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.8.

Article III

OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 3.1 Authorized Units; General Provisions With Respect to Units.

(a) Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number of Units and such other Equity Securities as the Managing Member shall determine in accordance with Section 3.3. Each authorized Unit may be issued pursuant to such agreements as the Managing Member shall approve, including pursuant to options and warrants. The Company may reissue any Units that have been repurchased or acquired by the Company.

(b) The Units shall be initially divided into one class of Units referred to as “Class A Units”. The number and class of Units issued to each Member shall be set forth opposite such Member’s name on Exhibit A. Each outstanding Unit shall be identical except as otherwise provided hereunder.

(c) Initially, none of the Units will be represented by certificates. If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by those certificates, and this Agreement shall be amended by the Managing Member without the consent of any other Member as necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code. Nothing contained in this Section 3.1(c) shall be deemed to authorize or permit any Member to Transfer its Units except as otherwise permitted under this Agreement.

(d) The Members as of the date hereof are set forth on Exhibit B. The Persons listed on Exhibit B as members of the Company as of the date hereof are hereby admitted to the Company, or shall continue, as applicable, as Members upon their execution of this Agreement. The total number of Units issued and outstanding and held by each Member as of the date hereof is set forth in the books and records of the Company. The Company shall update such books and records from time to time to reflect any Transfers of Interests, the issuance of additional Units or Equity Securities and, subject to Section 11.1(a), subdivisions or combinations of Units made in compliance with Section 3.1(f), in each case, in accordance with the terms of this Agreement.

(e) If, at any time after the date hereof, PubCo issues a Class A Share or any other Equity Security of PubCo (other than Class B Shares), (i) one or more member(s) of the PubCo Holdings Group shall concurrently contribute to the Company the net proceeds (in cash or other property, as the case may be), if any, received by PubCo for such Class A Share or other Equity Security and (ii) the Company shall concurrently issue to such member(s) of the PubCo Holdings Group, in accordance with the contributions made by each such member pursuant to clause (i), one Class A Unit (if PubCo issues a Class A Share), or such other Equity Security of the Company (if PubCo issues Equity Securities other than Class A Shares) corresponding to the Equity Securities issued by PubCo, and with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences as a result of any tax or other Liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo to be issued. Notwithstanding the foregoing:

(i) If PubCo issues any Class A Shares in order to acquire or fund the acquisition from a Member (other than any member of the PubCo Holdings Group) of a number of Units (and Class B Shares) equal to the number of Class A Shares so issued, then the Company shall not issue any new Units in connection therewith and, where such Class A Shares have been issued for cash to fund such an acquisition by any member of the PubCo Holdings Group pursuant to a Cash Election, the PubCo Holdings Group shall not be required to transfer such net proceeds to the Company, and such net proceeds shall instead be transferred by such member of the PubCo Holdings Group to such Member as consideration for such acquisition. For the avoidance of doubt, if PubCo issues any Class A Shares or other Equity Security for cash to be used to fund the acquisition by any member of the PubCo Holdings Group of any Person or the assets of any Person, then PubCo shall not be required to transfer such cash proceeds to the Company but instead such member of the PubCo Holdings Group shall be required to contribute such Person or the assets and Liabilities of such Person to the Company or any of its Subsidiaries.

(ii) This Section 3.1(e) shall not apply to the issuance and distribution to holders of PubCo Shares of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (and upon any redemption of Class A Units for Class A Shares, such Class A Shares will be issued together with a corresponding right under such plan), or to the issuance under PubCo’s employee benefit plans of any warrants, options, other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property.

(iii) Except pursuant to Section 3.6, (x) the Company may not issue any additional Units to any member of the PubCo Holdings Group unless substantially simultaneously therewith a member of the PubCo Holdings Group issues or Transfers an equal number of newly-issued Class A Shares of PubCo to another Person (other than another member of the PubCo Holdings Group), and (y) the Company may not issue any other Equity Securities of the Company to any member of the PubCo Holdings Group unless substantially simultaneously a member of the PubCo Holdings Group issues or Transfers, to another Person (other than another member of the PubCo Holdings Group), an equal number of newly-issued shares of a new class or series of Equity Securities of PubCo with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences as a result of any tax or other Liabilities borne by PubCo) and other economic rights as those of such Equity Securities of the Company.

(iv) If at any time any member of the PubCo Holdings Group issues Debt Securities (other than to another member of the PubCo Holdings Group), such member of the PubCo Holdings Group shall transfer to the Company (in a manner to be determined by the Managing Member in its reasonable discretion) the proceeds received by such member of the PubCo Holdings Group in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities.

(v) In the event any Pubco Warrant or other Equity Security outstanding at PubCo is exercised or otherwise converted and, as a result, any Class A Shares or other Equity Securities of PubCo are issued, (a) the corresponding Company Warrant or other Equity Security outstanding at the Company shall be similarly exercised or otherwise converted, as applicable, and an equivalent number of Class A Units or other Equity Securities of the Company shall be issued to the PubCo Holdings Group as contemplated by the first sentence of this Section 3.1(e), and (b) the PubCo Holdings Group shall concurrently contribute to the Company the net proceeds received by the PubCo Holdings Group from any such exercise.

(vi) No member of the PubCo Holdings Group may redeem, repurchase or otherwise acquire (other than from another member of the PubCo Holdings Group) (a) any Class A Shares (including upon forfeiture of any unvested Class A Shares) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the PubCo Holdings Group an equal number of Class A Units for the same price per security or (b) any other Equity Securities of PubCo (other than Class B Shares), unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the PubCo Holdings Group an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences as a result of any tax or other Liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo for the same price per security. The Company may not redeem, repurchase or otherwise acquire (x) except pursuant to Section 3.6, any Class A Units from the PubCo Holdings Group unless substantially simultaneously the PubCo Holdings Group redeems, repurchases or otherwise acquires an equal number of Class A Shares for the same price per security from holders thereof, or (y) any other Equity Securities of the Company from the PubCo Holdings Group unless substantially simultaneously the PubCo Holdings Group redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation, but taking into account differences as a result of any tax or other Liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo. Notwithstanding the foregoing, to the extent that any consideration payable by the PubCo Holdings Group in connection with the redemption or repurchase of any Class A Shares or other Equity Securities of the PubCo Holdings Group consists (in whole or in part) of Class A Shares or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Class A Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

(f) The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Shares, with corresponding changes made with respect to any other exchangeable or convertible securities. Unless in connection with any action taken pursuant to Section 3.1(h), PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding PubCo Shares unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

(g) Notwithstanding any other provision of this Agreement (including Section 3.1(e)), the Company may redeem Class A Units from the PubCo Holdings Group for cash to fund any acquisition by the PubCo Holdings Group of another Person, provided that promptly after such redemption and acquisition the PubCo Holdings Group contributes or causes to be contributed, directly or indirectly, such Person or the assets and Liabilities of such Person to the Company or any of its Subsidiaries in exchange for a number of Class A Units equal to the number of Class A Units so redeemed.

(h) Notwithstanding any other provision of this Agreement (including Section 3.1(e)), if the PubCo Holdings Group acquires or holds any material amount of cash in excess of any monetary obligations it reasonably anticipates (including as a result of the receipt of distributions pursuant to Section 5.2 for any period in excess of the PubCo Tax-Related Liabilities for such period), PubCo may, in its sole discretion, use such excess cash amount in such manner, and make such adjustments to or take such other actions with respect to the capitalization of PubCo and the Company, as PubCo (including in its capacity as the Managing Member) in Good Faith determines to be fair and reasonable to the holders of PubCo Shares and to the Members and to preserve the intended economic effect of this Section 3.1, Section 3.6 and the other provisions hereof.

Section 3.2 Voting Rights. No Member has any voting right except with respect to those matters specifically reserved for a Member vote under the Act and for matters expressly requiring the approval of Members under this Agreement. Except as otherwise required by the Act, each Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members. Except as otherwise expressly provided in this Agreement, the holders of Units having voting rights will vote together as a single class on all matters to be approved by the Members.

Section 3.3 Capital Contributions; Unit Ownership.

(a) Capital Contributions. Except as otherwise set forth in Section 3.1(e) with respect to the obligations of the PubCo Holdings Group, no Member shall be required to make additional Capital Contributions.

(b) Issuance of Additional Units or Interests. Except as otherwise expressly provided in this Agreement, the Managing Member shall have the right to authorize and cause the Company to issue on such terms (including price) as may be determined by the Managing Member (including with respect to any issuances of Class A Units that are required pursuant to the respective terms of Section 2.3(d)(i) of the Archaea Agreement and Section 2.4(d)(i) of the Aria Agreement), subject to the limitations of Section 3.1, (i) additional Units or other Equity Securities in the Company (including creating preferred interests or other classes or series of interests having such rights, preferences and privileges as determined by the Managing Member, which rights, preferences and privileges may be senior to the Units), and (ii) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable for Units or other Equity Securities in the Company; provided that, at any time following the date hereof, in each case the Company shall not issue Equity Securities in the Company to any Person unless such Person shall have executed a counterpart to this Agreement and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Managing Member. Upon such issuance and execution, such Person shall be admitted as a Member of the Company. In that event, the Managing Member shall update the Company’s books and records to reflect such additional issuances. Subject to Section 11.1, the Managing Member is hereby authorized to amend this Agreement to set forth the designations, preferences, rights, powers and duties of such additional Units or other Equity Securities in the Company, or such other amendments that the Managing Member determines to be otherwise necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Units or other Equity Securities in the Company pursuant to this Section 3.3(b); provided that, notwithstanding the foregoing, the Managing Member shall have the right to amend this Agreement as set forth in this sentence without the approval of any other Person (including any Member) and notwithstanding any other provision of this Agreement (other than Section 11.1(a)(ii) or Section 11.1(a)(iii)) if such amendment is necessary, and then only to the extent necessary, in order to consummate any offering of PubCo Shares or other Equity Securities of PubCo provided that the designations, preferences, rights, powers and duties of any such additional Units or other Equity Securities of the Company as set forth in such amendment are substantially similar to those applicable to such PubCo Shares or other Equity Securities of PubCo.

(c) Cancellation of Units pursuant to Business Combination Agreements. Notwithstanding anything to the contrary, the Company shall be entitled to without any further action by any Person cancel Class A Units of the Archaea Holders or the Aria Holders to the extent required pursuant to the respective terms of Section 2.3(d)(ii) of the Archaea Agreement and Section 2.4(d)(ii) of the Aria Agreement, as applicable.

Section 3.4 Capital Accounts.

(a) A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. Each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 4.1 and any other items of income or gain allocated to such Member pursuant to Section 4.2, (ii) the amount of cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 4.1 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 4.2, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Member and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv).

(b) A Member that has more than one class or series of Units shall have a single Capital Account that reflects all such Units.

(c) In the event of a Transfer of Units made in accordance with this Agreement (including a deemed Transfer for U.S. federal income tax purposes as described in Section 3.6(e)(iv)) the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).

Section 3.5 Other Matters.

(a) No Member shall demand or receive a return on or of its Capital Contributions or resign from the Company without the consent of the Managing Member. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.

(b) No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in Section 6.9 or as otherwise contemplated by this Agreement.

(c) The Liability of each Member shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Member (or any of its Affiliates) shall be personally liable, whether to the Company, any of the other Members, the creditors of the Company or any other third party, for any debt or Liability of the Company, whether arising in Contract, tort or otherwise, solely by reason of being a Member of the Company.

(d) Except as otherwise required by the Act, a Member shall not be required to restore a deficit balance in such Member’s Capital Account, to lend any funds to the Company or, except as otherwise set forth herein, to make any additional contributions or payments to the Company.

(e) The Company shall not be obligated to repay any Capital Contributions of any Member.

Section 3.6 Redemption of Class A Units and Company Warrants.

(a) Redemptions Generally. Each Member and each Company Warrantholder, other than the PubCo Holdings Group (a “Redeeming Holder”) shall be entitled to cause the Company to redeem all or a portion of (i) such Member’s Class A Units in exchange for an equal number of Class A Shares or (ii) such Company Warrantholder’s Company Warrants in exchange for an equal number of PubCo Warrants, or in each case, at the Company’s election under certain circumstances, cash in accordance with Section 3.6(e)(ii) (referred to herein as the “Redemption Right”), upon the terms and subject to the conditions set forth in this Section 3.6 and subject to PubCo’s (or such designated member(s) of the PubCo Holdings Group’s) Call Right as set forth in Section 3.6(f). Upon the Redemption of any Class A Units, an equal number of Class B Shares held by the Redeeming Holder shall be cancelled.

(b) Permitted Redemptions; Limitations.

(i) Quarterly and Special Redemptions. Each Redeeming Holder may effect Redemptions on each Quarterly Redemption Date and/or any Special Redemption Date designated by the Managing Member; provided that, with respect to a Redemption of Class A Units, absent the prior written consent of the Managing Member to the contrary, on each Quarterly Redemption Date or Special Redemption Date, a Redeeming Holder shall only be permitted to redeem less than all of its Class A Units if (A) after such Redemption it would continue to hold at least 50,000 Units and (B) it redeems not less than 50,000 Class A Units in such Redemption.

(ii) Block Redemptions. Each Redeeming Holder may effect Redemptions on any date designated by such Redeeming Holder in a timely Redemption Notice (a “Block Redemption Date”); provided that, with respect to a Redemption of Class A Units, absent the prior written consent of the Managing Member to the contrary, on each Block Redemption Date a Redeeming Holder shall not be permitted to (i) redeem less than 500,000 Class A Units or (ii) in the event such Redeeming Holder holds less than 500,000 Class A Units, less than all of its Class A Units.

(iii) Additional Limitations. Each Member’s and Company Warrantholder’s Redemption Right shall be subject to the following additional limitations and qualifications:

(A) Any Redemption of Class A Units or Company Warrants issued after the date hereof (other than in connection with any recapitalization), including such Class A Units issued to Members as of the date hereof, may be limited in accordance with the terms of any agreements or instruments entered into in connection with such issuance, as deemed necessary or desirable in the discretion of the Managing Member.

(B) The Managing Member may impose additional limitations and restrictions on Redemptions (including limiting Redemptions or creating priority procedures for Redemptions), to the extent it determines, in Good Faith, such limitations and restrictions to be necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Furthermore, the Managing Member may require any Member or Company Warrantholder to redeem all of their Class A Units and/or Company Warrants to the extent it determines, in Good Faith, that such Redemption is necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Upon delivery of any notice by the Managing Member to such Member or Company Warrantholder requiring such Redemption, such Member or Company Warrantholder shall exchange, subject to exercise by PubCo (or such designated member(s) of the PubCo Holdings Group) of the Call Right pursuant to Section 3.6(f), all of their Class A Units and/or Company Warrants effective as of the date specified in such notice (and such date shall be deemed to be a Redemption Date for purposes of this Agreement) in accordance with this Section 3.6 and otherwise in accordance with the requirements set forth in such notice.

(c) Notice Requirements for Redeeming Holders. In order to exercise its Redemption Right, each Redeeming Holder shall provide written notice (the “Redemption Notice”) to the Company and PubCo on or before the applicable Redemption Notice Date, stating:

(i) the number of Class A Units (which may include Class A Units to be received upon the Redeeming Holder’s exercise of its Company Warrants) and/or Company Warrants that the Redeeming Holder elects to have the Company redeem in accordance with Section 3.6(b)(i) or Section 3.6(b)(ii);

(ii) if the Class A Shares or PubCo Warrants to be received are to be issued other than in the name of the Redeeming Holder, the name(s) of the Person(s) in whose name or on whose order the Class A Shares or PubCo Warrants are to be issued;

(iii) whether the Redemption is to be contingent (including as to timing) upon the closing of a Registered Offering of the Class A Shares or PubCo Warrants for which the Class A Units or Company Warrants will be redeemed or the closing of an announced merger, consolidation or other transaction or event to which PubCo is a party in which the Class A Shares or PubCo Warrants would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property (such contingency, a “Redemption Contingency”); and

(iv) pursuant to which section of this Agreement the Redemption Right is being exercised.

Notwithstanding the foregoing, any notice by any Member pursuant to the Registration Rights Agreement to demand or participate in any Registered Offering shall be deemed to constitute a Redemption Notice.

(d) Revocation. Except as described below, a Redeeming Holder may not revoke or rescind a Redemption Notice after the applicable Redemption Notice Date. Any Redemption Notice delivered for a Redemption may be subject to a Redemption Contingency. In the event the Company does not elect to pay cash in accordance with Section 3.6(e)(ii) and a member of the PubCo Holdings Group does not exercise its Call Right pursuant to Section 3.6(f), a Redeeming Holder shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Class A Shares or PubCo Warrants to be registered for such Redeeming Holder at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the Commission or no such resale registration statement has yet become effective; (ii) PubCo shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption; (iii) PubCo shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Holder to have its Class A Shares or PubCo Warrants registered at or immediately following the consummation of the Redemption; (iv) PubCo shall have disclosed to such Redeeming Holder any material non-public information concerning PubCo and its Subsidiaries, the receipt of which results in such Redeeming Holder being prohibited or restricted from selling Class A Shares or PubCo Warrants at or immediately following the Redemption without disclosure of such information (and PubCo does not permit disclosure); (v) any stop order relating to the registration statement pursuant to which the Class A Shares or PubCo Warrants were to be registered by such Redeeming Holder at or immediately following the Redemption shall have been issued by the Commission; (vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Shares or PubCo Warrants are then traded; (vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption; (viii) PubCo shall have failed to comply in all material respects with its obligations under any applicable Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Holder to consummate the resale of Class A Shares or PubCo Warrants to be received upon such redemption pursuant to an effective registration statement; (ix) the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period; provided, further, that in no event shall the Redeeming Holder seeking to revoke its Redemption Notice or delay the consummation of such Redemption and relying on any of the matters contemplated in clauses (i) through (ix) above have controlled or intentionally materially influenced any facts, circumstances, or Persons in connection therewith (except in the good faith performance of his or her duties as an officer or director of PubCo) in order to provide such Redeeming Holder with a basis for such delay or revocation. If a Redeeming Holder delays the consummation of a Redemption pursuant to this Section 3.6(d), the Redemption Date shall occur on the fifth Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as PubCo, the Company and such Redeeming Holder may agree in writing).

(e) Procedure; Cash Election.

(i) On any Redemption Date for which any Redeeming Holder has delivered a Redemption Notice with respect to Class A Units or Company Warrants, unless the Company elects to pay cash in accordance with Section 3.6(e)(ii) or a member of the PubCo Holdings Group exercises its Call Right pursuant to Section 3.6(f), on such Redemption Date: (x) such number of Class A Units shall be redeemed for an equal number of Class A Shares and an equal number of Class B Shares shall be surrendered by such Redeeming Holder and cancelled and (y) such number of Company Warrants shall be redeemed for an equal number of PubCo Warrants.

(ii) By delivery of written notice to the Redeeming Holder within three (3) Business Days of delivery of the Redemption Notice, the Company shall be entitled to elect to settle any Redemption by delivering to the Redeeming Holder, in lieu of the applicable number of Class A Shares or PubCo Warrants that would be received in such Redemption, an amount of cash equal to the Cash Election Amount for such Redemption. If the Company does not timely deliver such written notice, the Company shall be deemed to have elected the settle the Redemption in Class A Shares (for Class A Units) or PubCo Warrants (for Company Warrants).

(iii) Unless a member of the PubCo Holdings Group has elected its Call Right pursuant to Section 3.6(f) with respect to any Redemption, on the relevant Redemption Date and immediately prior to such Redemption, (i) PubCo (or such other member(s) of the PubCo Holdings Group) shall contribute to the Company the consideration the Redeeming Holder is entitled to receive under Section 3.6(e)(i) (including in the event the Company exercises its right to deliver the Cash Election Amount pursuant to Section 3.6(e)(ii)) and the Company shall issue to PubCo (or such other member(s) of the PubCo Holdings Group) a number of Class A Units or Company Warrants, as applicable, or, pursuant to Section 3.1(e), other Equity Securities of the Company as consideration for such contribution, (ii) the Company shall (A) cancel the redeemed Class A Units or Company Warrants, as applicable, and (B) transfer to the Redeeming Holder the consideration the Redeeming Holder is entitled to receive under Section 3.6(e)(i) (including in the event the Company exercises its right to deliver the Cash Election Amount pursuant to Section 3.6(e)(ii)), and (iii) PubCo shall cancel the surrendered Class B Shares, as applicable. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Company makes a Cash Election that is funded with proceeds from a primary offering of PubCo Equity Securities, the PubCo Holdings Group shall only be obligated to contribute to the Company an amount in cash equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions (including, for the avoidance of doubt, any deferred discounts or commissions and brokers’ fees or commissions payable in connection with or as a result of such Registered Offering)) (such difference, the “Discount”) from the sale by PubCo of a number of Class A Shares or PubCo Warrants, as applicable, equal to the number of Class A Units or Company Warrants, as applicable, to be redeemed with such cash or from the sale of other PubCo Equity Securities used to fund the Cash Election Amount; provided that PubCo’s Capital Account (or the Capital Account(s) of the other member(s) of the PubCo Holdings Group, as applicable) shall be increased by the amount of such Discount in accordance with Section 6.9; provided further, that the contribution of such net proceeds shall in no event affect the Redeeming Holder’s right to receive the Cash Election Amount.

(iv) Each Redemption shall be deemed to have been effected on the applicable Redemption Date. Any Redeeming Holder redeeming Class A Units or Company Warrants in accordance with this Agreement may request that the Class A Shares or PubCo Warrants, as applicable, to be issued upon such Redemption be issued in a name other than such Redeeming Holder. Any Person or Persons in whose name or names any Class A Shares or PubCo Warrants, as applicable, are issuable on any Redemption Date shall be deemed to have become, on such Redemption Date, the holder or holders of record of such shares or warrants.

(v) PubCo shall at all times keep available, solely for the purpose of issuance upon a Redemption, out of its authorized but unissued Class A Shares, such number of Class A Shares that shall be issuable upon the Redemption of all outstanding Class A Units (other than those Class A Units held by any member of the PubCo Holdings Group); provided, that nothing contained herein shall be construed to preclude PubCo from satisfying its obligations with respect to a Redemption by delivery of cash pursuant to a Cash Election or Class A Shares that are held in the treasury of PubCo. PubCo covenants that all Class A Shares that shall be issued upon a Redemption shall, upon issuance thereof, be validly issued, fully paid and non-assessable. In addition, for so long as the Class A Shares are listed on a National Securities Exchange, PubCo shall use its reasonable best efforts to cause all Class A Shares issued upon a Redemption to be listed on such National Securities Exchange at the time of such issuance.

(f) Call Right. Notwithstanding anything to the contrary in this Section 3.6, a Redeeming Holder shall be deemed to have offered to sell its Class A Units and/or Company Warrants as described in any Redemption Notice to each member of the PubCo Holdings Group, and PubCo (or such other member(s) of the PubCo Holdings Group designated by PubCo) may, in its sole discretion, in accordance with this Section 3.6(f), elect by delivery of written notice to the Redeeming Holder within three (3) Business Days of delivery of the Redemption Notice to purchase directly and acquire such Class A Units and/or Company Warrants on the Redemption Date by paying to the Redeeming Holder that number of Class A Shares or PubCo Warrants, as applicable, the Redeeming Holder would otherwise receive pursuant to Section 3.6(e) or, if PubCo (or such designated member(s) of the PubCo Holdings Group ) makes a Cash Election, the Cash Election Amount for such Class A Shares or PubCo Warrants (the “Call Right”), whereupon PubCo (or such designated member(s) of the PubCo Holdings Group) shall acquire the Class A Units and/or Company Warrants offered for redemption by the Redeeming Holder and shall become the owner thereof. If the Company does not timely deliver such written notice, the Company shall be deemed to have waived its Call Right with respect to the Redemption described in the Redemption Notice.

(g) Tax Matters.

(i) For U.S. federal income (and applicable state and local) tax purposes, each of the Redeeming Holder, the Company and PubCo (and any other member of the PubCo Holding Group), as the case may be, agree to treat each Redemption and, in the event PubCo (or another member of the PubCo Holdings Group) exercises its Call Right, each transaction between the Redeeming Holder and PubCo (or such other member of the PubCo Holdings Group), as a sale of such Redeeming Holder’s Class A Units (together with the same number Class B Shares) or Company Warrants, as applicable, to PubCo (or such other member of the PubCo Holdings Group) in exchange for Class A Shares, PubCo Warrants or cash, as applicable.

(ii) The issuance of Class A Shares or PubCo Warrants upon a Redemption shall be made without charge to the Redeeming Holder for any stamp or other similar tax in respect of such issuance, except that if any such Class A Shares or PubCo Warrants are to be issued in a name other than that of the Redeeming Holder, then the Person or Persons in whose names such shares are to be issued shall pay to PubCo the amount of any tax payable in respect of any Transfer involved in such issuance or establish to the satisfaction of PubCo that such tax has been paid or is not payable.

(iii) Each of the Company and PubCo shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon a Redemption (and the Redeeming Holder agrees to indemnify the Company and PubCo with respect to) such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable Law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Class A Shares or PubCo Warrants. Prior to making such deduction or withholding, the Company shall use commercially reasonable efforts to give written notice to the Redeeming Holder and reasonably cooperate with such Redeeming Holder to reduce or avoid any such withholding. To the extent such amounts are so deducted or withheld and paid over to the relevant governmental authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Redeeming Holder, and, if withholding is taken in Class A Shares or PubCo Warrants, the relevant withholding party shall be treated as having sold such Class A Shares or PubCo Warrants, as applicable, on behalf of such Redeeming Holder for an amount of cash equal to the Fair Market Value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate governmental authority.

(h) If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the Class A Shares or PubCo Warrants are converted or changed into another security, securities or other property (other than as a result of a subdivision or combination or any transaction subject to Section 3.1(f)), or (ii) except in connection with actions taken with respect to the capitalization of PubCo or the Company pursuant to Section 3.1(h), PubCo, by dividend or otherwise, distributes to all holders of the Class A Shares or PubCo Warrants evidences of its Indebtedness or assets, including securities (including Class A Shares and any rights, options or warrants to all holders of the Class A Shares to subscribe for or to purchase or to otherwise acquire Class A Shares, or other securities or rights convertible into, redeemable for or exercisable for Class A Shares) but excluding (A) any cash dividend or distribution, (B) any such distribution of Indebtedness or assets received by PubCo, in either case (A) or (B) received by PubCo from the Company in respect of the Class A Units or Company Warrants, and (C) any exercise or redemption of PubCo Warrants pursuant to the terms of the Warrant Agreement, then upon any subsequent Redemption, in addition to the Class A Shares, PubCo Warrants or the Cash Election Amount, as applicable, each Redeeming Holder shall be entitled to receive the amount of such security, securities or other property that such Redeeming Holder would have received if such Redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares or PubCo Warrants are converted or changed into another security, securities or other property, or any dividend or distribution (other than an excluded dividend or distribution, as described above in clauses (A), (B) or (C)), this Section 3.6 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(i) No Redemption shall impair the right of the Redeeming Holder to receive any distributions payable on the Class A Units redeemed pursuant to such Redemption in respect of a record date that occurs prior to the Redemption Date for such Redemption. For the avoidance of doubt, no Redeeming Holder, or a Person designated by a Redeeming Holder to receive Class A Shares, shall be entitled to receive, with respect to such record date, distributions or dividends both on Class A Units redeemed by the Company from such Redeeming Holder and on Class A Shares received by such Redeeming Holder, or other Person so designated, if applicable, in such Redemption.

Article IV

ALLOCATIONS OF PROFITS AND LOSSES

Section 4.1 Profits and Losses. Subject to Section 4.4, Profits and Losses (and, to the extent determined by the Managing Member to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Fiscal Year or other allocation period shall be allocated among the Members during such Fiscal Year or other allocation period in a manner such that, after giving effect to the special allocations set forth in Section 4.2 and all distributions through the end of such Fiscal Year or other allocation period, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the amount such Member would receive pursuant to Section 10.3(a) if all assets of the Company on hand at the end of such Fiscal Year or other taxable period were sold for cash equal to their Gross Asset Values, all Liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each Nonrecourse Liability to the Gross Asset Value of the assets securing such Liability), and all remaining or resulting cash was distributed, in accordance with Section 10.3(a), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.

Section 4.2 Special Allocations.

(a) Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Members on a pro rata basis, in accordance with the number of Units owned by each Member as of the last day of such Fiscal Year or other taxable period. The amount of Nonrecourse Deductions for a Fiscal Year or other taxable period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year or other taxable period over the aggregate amount of any distributions during that Fiscal Year or other taxable period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).

(b) Any Member Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 4.2(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(c) Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Company Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 4.2(c)), each Member shall be specially allocated items of Company income and gain for such Fiscal Year or other taxable period in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). This section is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(d) Notwithstanding any other provision of this Agreement except Section 4.2(c), if there is a net decrease in Member Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Member Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 4.2(d)), each Member shall be specially allocated items of Company income and gain for such year in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). This section is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(e) Notwithstanding any provision hereof to the contrary except Section 4.2(a) and Section 4.2(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Fiscal Year or other taxable period. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 4.2(e) shall be allocated to the Members who do not have an Adjusted Capital Account Deficit in proportion to their relative positive Capital Accounts (as adjusted pursuant to clauses (a) and (b) of the definition of “Adjusted Capital Account Deficit”) but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have an Adjusted Capital Account Deficit.

(f) Notwithstanding any provision hereof to the contrary except Section 4.2(c) and Section 4.2(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year or other taxable period) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 4.2(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.2(f) were not in this Agreement. This Section 4.2(f) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(g) If any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year or other taxable period, that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.2(g) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article IV have been made as if Section 4.2(f) and this Section 4.2(g) were not in this Agreement.

(h) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(i) The allocations set forth in Sections 4.2(a) through 4.2(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 4.2(i) is intended to minimize to the extent possible and to the extent necessary any economic distortions that may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

(j) Items of income, gain, loss, deduction or credit resulting from a Covered Audit Adjustment shall be allocated to the Members in accordance with the applicable provisions of the Partnership Tax Audit Rules.

(k) Special Allocations Regarding Company Warrants and Other Noncompensatory Options. Upon an exercise of a Company Warrant or other noncompensatory option to acquire a Class A Unit or other interest in the Company:

(i) An adjustment shall be made to the Gross Asset Value of Company assets in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(s)(1) and clause (b) of the definition of “Gross Asset Value” as of immediately after the exercise of such option.

(ii) The Capital Account of the holder of the Class A Unit (or other interest in the Company) acquired upon the exercise of such option will be credited with the amount paid for the option and the exercise price of the option in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(b) and 1.704-1(b)(2)(iv)(d)(4) and Section 4.5(a)(ii).

(iii) To the extent that, after crediting such holder’s Capital Account in accordance with Section 4.2(k)(ii), such holder’s Capital Account balance, to the extent attributable to such Class A Unit (or other interest in the Company) received upon the exercise of such option, is not equal to the NCO Target Balance, (A) such holder shall be allocated any unrealized income, gain or loss in Company assets (that has not been reflected in the Members’ Capital Accounts previously) to the extent necessary to cause such holder’s Capital Account balance, to the extent attributable to such Class A Unit (or other interest in the Company) received upon the exercise of such option, to equal the NCO Target Balance, and (B) thereafter, any remaining amounts of such unrealized income, gain or loss shall be allocated in accordance with the other provisions of Section 4.1 and this Section 4.2, in each case, accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(2).

(iv) If after making the foregoing allocations, such holder’s Capital Account balance, to the extent attributable to such Class A Unit (or other interest in the Company) received upon the exercise of such option, is still not equal to the NCO Target Balance, the Members’ Capital Accounts shall be reallocated to the extent to the extent necessary to cause such holder’s Capital Account balance, to the extent attributable to such Class A Unit (or other interest in the Company) received upon the exercise of such option, to equal the NCO Target Balance, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3).

Section 4.3 Allocations for Tax Purposes in General.

(a) Except as otherwise provided in this Section 4.3, each item of income, gain, loss, deduction, and credit of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Section 4.1 and 4.2.

(b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members to account for any such difference using such method or methods as determined by the Managing Member to be appropriate and in accordance with the applicable Treasury Regulations.

(c) Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions, and (ii) recapture of grants or credits shall be allocated to the Members in accordance with applicable law.

(d) Tax credits of the Company shall be allocated among the Members as provided in Treasury Regulation Sections 1.704-1(b)(4)(ii) and 1.704-1(b)(4)(viii).

(e) Allocations pursuant to this Section 4.3 are solely for purposes of U.S. federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(f) If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company (including any Company Warrant), a Capital Account reallocation is required under Section 4.2(k)(iv) or Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

Section 4.4 Other Allocation Rules.

(a) The Members are aware of the income tax consequences of the allocations made by this Article IV and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article IV in reporting their share of Company income and loss for income tax purposes.

(b) The provisions regarding the establishment and maintenance for each Member of a Capital Account as provided by Section 3.4 and the allocations set forth in Sections 4.1, 4.2 and 4.3 are intended to comply with the Treasury Regulations and to reflect the intended economic entitlement of the Members. If the Managing Member determines, in its sole discretion, that the application of the provisions in Sections 3.4, 4.1, 4.2 or 4.3 would result in non-compliance with the Treasury Regulations or would be inconsistent with the intended economic entitlement of the Members, the Managing Member is authorized to make any appropriate adjustments to such provisions.

(c) All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee in accordance with a method determined by the Managing Member and permissible under Code Section 706 and the Treasury Regulations thereunder.

(d) The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members on a pro rata basis, in accordance with the number of Units owned by each Member.

(e) The Managing Member shall amend this Article IV from time to time to reflect the allocation of Profit and Loss in connection with priority distributions on any preferred units or other Equity Securities that may be issued by the Company (other than Units).

(f) The Managing Member may amend or interpret the provisions of this Article IV as, in the Managing Member’s reasonable discretion, may be necessary or appropriate to comply with the applicable Treasury Regulations or other legal requirements and to properly reflect the economic intent of this Agreement.

Article V

DISTRIBUTIONS

Section 5.1 Distributions.

(a) To the extent permitted by applicable Law and hereunder, and except as otherwise provided in Section 5.2 and Section 10.3, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine using such record date as the Managing Member may designate. Any such distribution shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with the number of Units held by each such Member. For the avoidance of doubt, repurchases or Redemptions made in accordance with Section 3.1(e)(vi), Section 3.6 or payments made in accordance with Sections 6.4 or 6.9 need not be on a pro rata basis. Notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Act or other applicable Law. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 5.1, the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

(b) Successors. For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions and as having received the distributions made to or received by its predecessors in respect of any of such Member’s Units.

(c) Distributions In-Kind. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Managing Member. In the event of any distribution of (i) property in kind or (ii) both cash and property in kind, each Member shall be distributed its proportionate share of any such cash so distributed and its proportionate share of any such property so distributed in kind (based on the Fair Market Value of such property).

Section 5.2 Tax-Related Distributions. The Company shall, subject to any restrictions contained in any agreement to which the Company is bound, make distributions out of legally available funds, at such times and in such amounts as the Managing Member reasonably determines to be necessary to cause a distribution to the PubCo Holdings Group, in the aggregate, sufficient to enable the PubCo Holdings Group to timely satisfy any PubCo Tax-Related Liabilities, to all of the Members, pro rata in accordance with the number of Units held by each such Member.

Section 5.3 Distribution Upon Resignation. No resigning Member shall be entitled to receive any distribution or the value of such Member’s Interest as a result of resigning as a member of the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.

Section 5.4 Issuance of Additional Equity Securities. This Article V shall be subject to and, to the extent necessary, amended to reflect the issuance by the Company of any additional Equity Securities.

Article VI

MANAGEMENT

Section 6.1 The Managing Member; Fiduciary Duties.

(a) PubCo shall be the sole Managing Member of the Company. Except as otherwise required by Law or expressly provided by this Agreement, (i) the Managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member and (iii) the Members other than the Managing Member (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

(b) In connection with the performance of its duties as the Managing Member of the Company, except as otherwise set forth herein, the Managing Member acknowledges that it will owe to the Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The Members acknowledge that the Managing Member will take action through its board of directors, and that the members of the Managing Member’s board of directors will owe comparable fiduciary duties to the stockholders of the Managing Member.

Section 6.2 Officers.

(a) The Managing Member may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Managing Member may delegate to any such Persons such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate.

(b) Except as otherwise set forth herein, the Chief Executive Officer will be responsible for the general and active management of the business of the Company and its Subsidiaries and will see that all orders of the Managing Member are carried into effect. The Chief Executive Officer will report to the Managing Member and have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation organized under the DGCL, subject to the terms of this Agreement, and will have such other powers and duties as may be prescribed by the Managing Member or this Agreement. The Chief Executive Officer will have the power to execute bonds, mortgages and other Contracts requiring a seal, under the seal of the Company, except where required or permitted by Law to be otherwise signed and executed, and except where the signing and execution thereof will be expressly delegated by the Managing Member to some other Officer or agent of the Company.

(c) Except as set forth herein, the Managing Member may appoint Officers at any time, and the Officers may include a president, one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer, an executive chairman, and any other Officers that the Managing Member deems appropriate. Except as set forth herein, the Officers will serve at the pleasure of the Managing Member, subject to all rights, if any, of such Officer under any contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company. The Officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the Managing Member.

(d) Subject to this Agreement and to the rights, if any, of an Officer under a Contract of employment, any Officer may be removed, either with or without cause, by the Managing Member. Any Officer may resign at any time by giving written notice to the Managing Member. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

(e) The Officers, in the performance of their duties as such, shall owe to the Company and the Members duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the DGCL.

Section 6.3 Warranted Reliance by Officers on Others. In exercising their authority and performing their duties under this Agreement, the Officers shall be entitled to rely on information, opinions, reports or statements of the following Persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(a) one or more employees or other agents of the Company or subordinates whom the Officer reasonably believes to be reliable and competent in the matters presented; and

(b) any attorney, public accountant or other Person as to matters which the Officer reasonably believes to be within such Person’s professional or expert competence.

Section 6.4 Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed Action, whether civil, criminal, administrative or investigative by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a Manager (as defined in the Initial LLC Agreement) entitled to indemnification under the Initial LLC Agreement, a Member, an Officer, the Managing Member or the Company Representative or is or was serving at the request of the Company as a member, director, Officer, trustee, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such Action is alleged action in an official capacity as a member, director, Officer, trustee, employee or agent, or in any other capacity while serving as a member, director, Officer, trustee, employee or agent, against all expenses, Liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such Action, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgements and agreements set forth in this Agreement, (x) such Covered Person engaged in fraud or a bad faith violation of the implied contractual covenant of good faith and fair dealing or a bad faith violation of this Agreement or (y) such Covered Person would not be so entitled to be indemnified and held harmless if the Company were a corporation organized under the Laws of the State of Delaware that indemnified and held harmless its directors, Officers, employees and agents to the fullest extent permitted by Section 145 of the DGCL as in effect on the date of this Agreement (but including any expansion of rights to indemnification thereunder from and after the date of this Agreement). The Company shall, to the fullest extent not prohibited by applicable Law as it presently exists or may hereafter be amended (provided, that no such amendment shall limit a Covered Person’s rights to indemnification hereunder with respect to any actions or events occurring prior to such amendment except to the extent required by a non-waivable and non-modifiable provision of applicable Law), pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Action in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Action shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person is not entitled to be indemnified under this Section 6.4 or otherwise. The rights to indemnification and advancement of expenses under this Section 6.4 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a member, director, Officer, trustee, employee or agent and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 6.4, except for Actions to enforce rights to indemnification and advancement of expenses, the Company shall indemnify and advance expenses to a Covered Person in connection with an Action (or part thereof) initiated by such Covered Person only if such Action (or part thereof) was authorized by the Managing Member.

(b) Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.4 shall (i) limit or waive any claims against, Actions, rights to sue, other remedies or other recourse the Company or any of its Subsidiaries, any Member or any other Person may have against any Covered Person for a breach of contract claim relating to any binding agreement to which such Covered Person is a party (including, where applicable, this Agreement or any other Transaction Document) or (ii) entitle any such Covered Person to be indemnified or advanced expenses with respect to such a breach.

Section 6.5 Maintenance of Insurance or Other Financial Arrangements. To the extent permitted by applicable Law, the Company (with the approval of the Managing Member) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company, or at the request of the Company is or was serving as a manager, director, Officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.

Section 6.6 Resignation or Termination of Managing Member. PubCo shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this Section 6.6. No termination or replacement of PubCo as Managing Member shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of PubCo, its successor (if applicable) and any new Managing Member and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than PubCo (or its successor, as applicable) as Managing Member shall be effective unless PubCo (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against PubCo (or its successor, as applicable) and the new Managing Member (as applicable), to cause (a) PubCo to comply with all PubCo’s obligations under this Agreement (including its obligations under Section 3.6) other than those that must necessarily be taken in its capacity as Managing Member and (b) the new Managing Member to comply with all the Managing Member’s obligations under this Agreement.

Section 6.7 No Inconsistent Obligations. The Managing Member represents that it does not have any contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Managing Member) under this Agreement and covenants that, except as permitted by Section 6.1, it will not enter into any contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 6.8 Reclassification Events of PubCo. If a Reclassification Event occurs, the Managing Member or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 11.1, and enter into any necessary supplementary or additional agreements, to ensure that following the effective date of the Reclassification Event: (i) the Redemption Rights of holders of Class A Units set forth in Section 3.6 provide that each Class A Unit (together with the surrender and delivery of one Class B Share) is redeemable for the same amount and same type of property, securities or cash (or combination thereof) that one Class A Share becomes exchangeable for or converted into as a result of the Reclassification Event and (ii) PubCo or the successor to PubCo, as applicable, is obligated to deliver such property, securities or cash upon such Redemption. PubCo shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of PubCo (in whatever capacity) under this Agreement.

Section 6.9 Certain Costs and Expenses. The Company shall (a) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company and its Subsidiaries (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company and its Subsidiaries) incurred in pursuing and conducting, or otherwise related to, the activities of the Company and (b) in the Good Faith discretion of the Managing Member, reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines in its Good Faith discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Managing Member or any other member of the PubCo Holdings Group), the Managing Member may cause the Company to pay or bear all expenses of the PubCo Holdings Group, including, without limitation, franchise taxes, costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, costs of periodic reports to stockholders of PubCo, litigation costs and damages arising from litigation, accounting and legal costs; provided that the Company shall not pay or bear any income tax obligations of any member of the PubCo Holdings Group (but the Company shall be entitled to make distributions in respect of these obligations pursuant to Article V). In the event that (i) Class A Shares or other Equity Securities of PubCo were sold to underwriters in any public offering (including the IPO) after the date hereof, in each case, at a price per share that is lower than the price per share for which such Class A Shares or other Equity Securities of PubCo are sold to the public in such public offering after taking into account any Discounts and (ii) the proceeds from such public offering are used to fund the Cash Election Amount for any redeemed Units or otherwise contributed to the Company, the Company shall reimburse the applicable member of the PubCo Holdings Group for such Discount by treating such Discount as an additional Capital Contribution made by such member of the PubCo Holdings Group to the Company, issuing Units in respect of such deemed Capital Contribution in accordance with Section 3.6(e)(ii), and increasing the Capital Account of such member of the PubCo Holdings Group by the amount of such Discount. For the avoidance of doubt, any payments made to or on behalf of any member of the PubCo Holdings Group pursuant to this Section 6.9 shall not be treated as a distribution pursuant to Section 5.1(a) but shall instead be treated as an expense of the Company.

Article VII

ROLE OF MEMBERS

Section 7.1 Rights or Powers.

(a) Other than the Managing Member, the Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee or be retained as an agent of the Company. Except as specifically provided herein, a Member (other than the Managing Member) shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

(b) The Company shall promptly (but in any event within three Business Days) notify the Members in writing if, to the Company’s knowledge, for any reason, it would be an “investment company” within the meaning of the Investment Company Act of 1940 (the “Investment Company Act”), as amended, but for the exceptions provided in Section 3(c)(1) or 3(c)(7) thereunder.

Section 7.2 Voting.

(a) Meetings of the Members may be called upon the written request of Members holding at least 50% of the outstanding Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two Business Days and not more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement or the Act, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 7.2. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Units shall constitute the act of the Members.

(b) Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

(c) Each meeting of Members shall be conducted by an Officer designated by the Managing Member or such other individual Person as the Managing Member deems appropriate.

(d) Any action required or permitted to be taken by the Members may be taken without a meeting if the requisite Members whose approval is necessary consent thereto in writing.

Section 7.3 Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member and as the Company Representative.

Section 7.4 Investment Opportunities. To the fullest extent permitted by applicable law and notwithstanding any other provision of this Agreement (including Section 6.1), the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Member (other than Members who are Officers or employees of the Company, PubCo or any of their respective Subsidiaries), any of their respective Affiliates (other than the Company, the Managing Member or any of their respective Subsidiaries), or any of their respective officers, directors, agents, shareholders, members, managers and partners (each, a “Business Opportunities Exempt Party”). The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Business Opportunities Exempt Party. No Business Opportunities Exempt Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or any of its Subsidiaries shall have any duty to communicate or offer such opportunity to the Company. No amendment or repeal of this Section 7.4 shall apply to or have any effect on the Liability or alleged Liability of any Business Opportunities Exempt Party for or with respect to any opportunities of which any such Business Opportunities Exempt Party becomes aware prior to such amendment or repeal. Any Person purchasing or otherwise acquiring any interest in any Units shall be deemed to have notice of and consented to the provisions of this Section 7.4. Neither the alteration, amendment or repeal of this Section 7.4, nor the adoption of any provision of this Agreement inconsistent with this Section 7.4, shall eliminate or reduce the effect of this Section 7.4 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 7.4, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

Article VIII

TRANSFERS OF INTERESTS

Section 8.1 Restrictions on Transfer.

(a) Except as provided in Section 3.6 and Section 8.1(c), no Member shall Transfer all or any portion of its Interest without the Managing Member’s prior written consent, which consent shall be granted or withheld in the Managing Member’s sole discretion. If, notwithstanding the provisions of this Section 8.1(a), all or any portion of a Member’s Interests are Transferred in violation of this Section 8.1(a), involuntarily, by operation of law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless and until the Managing Member consents in writing to such admission, which consent shall be granted or withheld in the Managing Member’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 8.1(a) shall, to the fullest extent permitted by Law, be null and void and of no force or effect whatsoever. For the avoidance of doubt, the restrictions on Transfer contained in this Article VIII shall not apply to the Transfer of any capital stock of PubCo; provided that no Class B Shares may be Transferred by a Member unless a corresponding number of Class A Units are Transferred by such Member therewith in accordance with this Agreement.

(b) In addition to any other restrictions on Transfer herein contained, including the provisions of this Article VIII, in no event may any Transfer or assignment of Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) if such Transfer (A) would be considered to be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Treasury Regulations Section 1.7704-1, (B) would result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), or (C) would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or a successor provision or to be classified as a corporation pursuant to the Code or successor of the Code; (iii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer requires the registration of such Interests or any Equity Securities issued upon any exchange of such Interests, pursuant to any applicable U.S. federal or state securities Laws; or (vi) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended (or any succeeding Law). Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 8.1(b) shall, to the fullest extent permitted by Law, be null and void and of no force or effect whatsoever.

(c) Notwithstanding any of the provisions in Section 8.1(a), but subject to all other provisions in this Article VIII, any Member may transfer its Units (i) by will or intestacy; (ii) as a bona fide gift or gifts; (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the Member or the immediate family, other dependent or lineal ascendents or descendants of such Member; (iv) to any immediate family member, other dependent or lineal ascendents or descendants of the Member; (v) as a distribution to limited partners, members or stockholders of the Member; (vi) to the Member’s Affiliates or to any investment fund or other entity controlled or managed by the Member; (vii) to a nominee or custodian of a Person to whom a disposition or Transfer would be permissible under the foregoing clauses (i) through (vi); (viii) pursuant to an order of a court or regulatory agency; (ix) to the Company or any of its Subsidiaries; and (x) to any Permitted Transferee (as defined in the Stockholders’ Agreement) of a Member subject to the Stockholders Agreement (provided that such transfer by any Member subject to the Lock-up Period set forth in the Stockholders Agreement must be done in accordance with Section 7 of the Stockholders Agreement unless otherwise consented to by the Managing Member).

Section 8.2 Notice of Transfer.

(a) Other than in connection with Transfers made pursuant to Section 3.6, each Member shall, after complying with the provisions of this Agreement, but in any event no later than three Business Days following any Transfer of Interests, give written notice to the Company of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.

(b) A Member making a Transfer (including a deemed Transfer for U.S. federal income tax purposes as described in Section 3.6(e)(iv)) permitted by this Agreement shall, unless otherwise determined by the Managing Member, (i) have delivered to the Company an affidavit of non-foreign status with respect to such Transferor that satisfies the requirements of Section 1446(f)(2) of the Code or other documentation establishing a valid exemption from withholding pursuant to Section 1446(f) of the Code or (ii) contemporaneously with the Transfer, properly withhold and remit to the Internal Revenue Service the amount of tax required to be withheld upon the Transfer by Section 1446(f) of the Code (and provide evidence to the Company of such withholding and remittance promptly thereafter).

Section 8.3 Transferee Members.

(a) A Transferee of Interests pursuant to this Article VIII shall have the right to become a Member only if (a) the requirements of this Article VIII are met, (b) such Transferee executes a Joinder, (c) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws, (d) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Interest, whether or not consummated and (e) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute a Joinder. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement or any other Contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Written notice of the admission of a Member shall be sent promptly by the Company to each remaining Member.

(b) A Transferee of Interests pursuant to this Article VIII shall be deemed admitted to the Company as a substitute Member at the time as the Managing Member determines that the conditions in this Article VIII are satisfied and such Person is listed as a member of the Company on Schedule B hereto.

Section 8.4 Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF LFG ACQUISITION HOLDINGS LLC (THE ISSUER OF THESE SECURITIES) AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

Article IX

ACCOUNTING; Certain Tax Matters

Section 9.1 Books of Account. The Company shall, and shall cause each Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.

Section 9.2 Tax Elections.

(a) The Company and any eligible Subsidiary shall make an election pursuant to Section 754 of the Code for the first taxable year for which the Company (or such eligible Subsidiary) is permitted to make such election and shall not thereafter revoke such election. In addition, the Company shall make the following elections on the appropriate forms or tax returns, if permitted under the Code or applicable law:

(i) to adopt the calendar year as the Company’s Fiscal Year;

(ii) to adopt the accrual method of accounting for U.S. federal income tax purposes;

(iii) to elect to amortize the organizational expenses of the Company as permitted by Section 709(b) of the Code; and

(iv) except as otherwise provided herein, any other election the Managing Member may in Good Faith deem appropriate and in the best interests of the Company.

(b) Upon request of the Managing Member, each Member shall cooperate in Good Faith with the Company in connection with the Company’s efforts to make any election pursuant to this Section 9.2.

Section 9.3 Tax Returns; Information. The Managing Member shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Managing Member shall furnish to each Member a copy of each approved return and statement, together with any schedules (including Schedule K-1), or other information that a Member may require and reasonably request in connection with such Member’s own tax affairs, as soon as practicable after the end of each Fiscal Year. The Members agree to (a) take all actions reasonably requested by the Company or the Company Representative to comply with the Partnership Tax Audit Rules, including where applicable, filing amended returns as provided in Sections 6225 or 6226 of the Code and providing confirmation thereof to the Company Representative and (b) furnish to the Company (i) all reasonably requested certificates or statements relating to the tax matters of the Company (including without limitation an affidavit of non-foreign status pursuant to Section 1446(f)(2) of the Code), and (ii) all pertinent information in its possession relating to the Company’s operations that is reasonably necessary to enable the Company’s tax returns to be prepared and timely filed.

Section 9.4 Company Representative. The Managing Member is specially authorized and appointed to act as the Company Representative and in any similar capacity under state or local Law. The Company and the Members (including any Member designated as the Company Representative prior to the date hereof) shall cooperate fully with each other and shall use reasonable best efforts to cause the Managing Member (or any other Person subsequently designated) to become the Company Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired, including (as applicable) by filing certifications pursuant to Treasury Regulations Section 301.6231(a)(7)-1(d). In acting as the Company Representative, the Managing Member is hereby authorized to take such actions and to execute and file all statements and forms on behalf of the Company that are permitted or required by the Partnership Tax Audit Rules (including a “push-out” election under Section 6226 of the Code or any analogous election under state or local tax law) or in connection with any other tax proceeding. The Company Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as Company Representative.

Section 9.5 Withholding Tax Payments and Obligations.

(a) Withholding Tax Payments. Each of the Company and its Subsidiaries may withhold from distributions, allocations or portions thereof if it is required to do so by any applicable Law, and each Member hereby authorizes the Company and its Subsidiaries to withhold or pay on behalf of or with respect to such Member, any amount of U.S. federal, state or local or non-U.S. taxes that the Managing Member determines, in Good Faith, that the Company or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement.

(b) Other Tax Payments. To the extent that any tax is paid by (or withheld from amounts payable to) the Company or any of its Subsidiaries and the Managing Member determines, in Good Faith, that such tax (including any Company Level Tax) relates to one or more specific Members, such tax shall be treated as an amount of tax withheld or paid with respect to such Member pursuant to this Section 9.5. Any determinations made by the Managing Member pursuant to this Section 9.5 shall be binding on the Members.

(c) Tax Contribution and Indemnity Obligation. Any amounts withheld or paid with respect to a Member pursuant to Section 9.5(a) or (b) shall be offset against any distributions to which such Member is entitled concurrently with such withholding or payment (a “Tax Offset”); provided that the amount of any distribution subject to a Tax Offset shall be treated as having been distributed to such Member pursuant to Section 5.1 or Section 10.3(b)(ii) at the time such Tax Offset is made. To the extent that (i) there is a payment of Company Level Taxes relating to a Member or (ii) the amount of such Tax Offset exceeds the distributions to which such Member is entitled during the same Fiscal Year as such withholding or payment (“Excess Tax Amount”), the amount of such (i) Company Level Taxes or (ii) Excess Tax Amount, as applicable, shall, upon notification to such Member by the Managing Member, give rise to an obligation of such Member to make a Capital Contribution to the Company (a “Tax Contribution Obligation”), which Tax Contribution Obligation shall be immediately due and payable. In the event a Member defaults with respect to its obligation under the prior sentence, the Company shall be entitled to offset the amount of a Member’s Tax Contribution Obligation against distributions to which such Member would otherwise be subsequently entitled until the full amount of such Tax Contribution Obligation has been contributed to the Company or has been recovered through offset against distributions, and any such offset shall not reduce such Member’s Capital Account. Any contribution by a Member with respect to a Tax Contribution Obligation shall increase such Member’s Capital Account but shall not reduce the amount (if any) that a Member is otherwise obligated to contribute to the Company. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Units to secure such Member’s obligation to pay the Company any amounts required to be paid pursuant to this Section 9.5. Each Member shall take such actions as the Company may reasonably request in order to perfect or enforce the security interest created hereunder. Each Member hereby agrees to indemnify and hold harmless the Company, the other Members, the Company Representative and the Managing Member from and against any Liability (including any Liability for Company Level Taxes) with respect to income attributable to or distributions or other payments to such Member.

(d) Continued Obligations of Former Members. Any Person who ceases to be a Member shall be deemed to be a Member solely for purposes of this Section 9.5, and the obligations of a Member pursuant to this Section 9.5 shall survive until 60 days after the closing of the applicable statute of limitations on assessment with respect to the taxes withheld or paid by the Company or a Subsidiary that relate to the period during which such Person was actually a Member; provided, however, that if the Managing Member determines in its sole discretion that seeking indemnification for Company Level Taxes from a former Member is not practicable, or that seeking such indemnification has failed, then, in either case, the Managing Member may, in its sole discretion, (A) recover any Liability for Company Level Taxes from the Transferee that acquired directly or indirectly the applicable interest in the Company from such former Member (unless such Transferee is a member of the PubCo Holdings Group) or (B) treat such Liability for Company Level Taxes as a Company expense.

(e) Managing Member Discretion Regarding Recovery of Taxes. Notwithstanding the foregoing, the Managing Member may choose not to recover an amount of Company Level Taxes or other taxes withheld or paid with respect to a Member under this Section 9.5 to the extent that there are no distributions to which such Member is entitled that may be offset by such amounts, if the Managing Member determines, in its reasonable discretion, that such a decision would be in the best interests of the Members (e.g., where the cost of recovering the amount of taxes withheld or paid with respect to such Member is not justified in light of the amount that may be recovered from such Member).

Article X

DISSOLUTION AND TERMINATION

Section 10.1 Liquidating Events.

(a) The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (each, a “Liquidating Event”):

(i) The election of the Managing Member upon the sale of all or substantially all of the assets of the Company;

(ii) the determination of the Managing Member to dissolve the Company;

(iii) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act; and

(iv) the entry of a decree of judicial dissolution of the Company under Section 18‒802 of the Act.

(b) The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-802 of the Act or otherwise, other than based on the matters set forth in clauses (a)(i) and (a)(ii) above. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without dissolution or a winding up or liquidation of the Company. In the event of a dissolution pursuant to Section 10.1(a)(i), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 10.3 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable laws and regulations, unless, with respect to any class of Units, holders of a majority of the Units of such class consent in writing to a treatment other than as described above.

Section 10.2 Bankruptcy. The “bankruptcy” (as defined in Sections 18-101(1) and 18-304 of the Act) of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

Section 10.3 Procedure.

(a) In the event of the dissolution of the Company for any reason, the Managing Member shall commence to wind up the affairs of the Company and to liquidate the Company’s investments (“Winding-Up Member”) shall commence to wind up the affairs of the Company and, subject to Section 10.4(a), such Winding-Up Member shall have full right and unlimited discretion to determine in Good Faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share profits, losses and distributions during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Managing Member or the Winding-Up Member, as applicable, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

(b) The proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

(i) First, to the payment and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or Members), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts, whether by payment or by the making of reasonable provision for payment thereof by setting up such cash reserves that the Managing Member reasonably deems necessary for contingent, conditional or unmatured Liabilities or future payments described in this Section 10.3(b)(i) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of clause (ii) below); and

(ii) Second, the balance to the Members, pro rata in accordance with the number of Units owned by each Member.

(c) No Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

(d) Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Managing Member or the Winding-Up Member, as the case may be, shall have the authority to execute, record and file with the Secretary of State of the State of Delaware a certificate of cancellation of the Certificate of Formation of the Company which shall terminate the Company, as well as any and all other documents required to effectuate the termination of the Company.

Section 10.4 Rights of Members.

(a) Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

(b) Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 10.5 Notices of Dissolution. In the event a Liquidating Event occurs the Company shall, within 30 days thereafter, comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.

Section 10.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 10.7 No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

Article XI

GENERAL

Section 11.1 Amendments; Waivers.

(a) The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) with the approval of (y) the Managing Member and (z) if at such time the Members (other than the PubCo Holdings Group) beneficially own, in the aggregate, more than 2.5% of the then-outstanding Units, the holders of at least 66 2/3% of the outstanding Units held by Members other than the PubCo Holdings Group; provided that no waiver, modification or amendment shall be effective until at least 5 Business Days after written notice is provided to the Members that the requisite consent has been obtained for such waiver, modification or amendment, and, for the avoidance of doubt, any Member, including any Member not providing written consent, shall have the right to file a Redemption Notice prior to the effectiveness of such waiver, modification or amendment; provided, further, that no amendment to this Agreement may:

(i) modify the limited liability of any Member, or increase the Liabilities or obligations of any Member, in each case, without the consent of each such affected Member;

(ii) materially alter or change any rights, preferences or privileges of any Interests in a manner that is different or prejudicial (or would have a different or prejudicial effect) relative to any other Interests, without the approval of a majority in interest of the Members holding the Interests affected in such a different or prejudicial manner; or

(iii) materially alter or change any rights, preferences or privileges of the Class A Units in a manner that is different or prejudicial (or that would have a different or prejudicial effect) relative to any other future class of units, without the approval of the Members holding the Class A Units that are affected in a different or prejudicial manner.

(b) Notwithstanding the foregoing clause (a), the Managing Member, acting alone, may amend this Agreement, including Exhibit B, (i) to reflect the admission of new Members, as provided by the terms of this Agreement, (ii) to the minimum extent necessary to comply with or administer in an equitable manner the Partnership Tax Audit Rules in any manner determined by the Managing Member, and (iii) as necessary to avoid the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 11.2 Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

Section 11.3 Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.

Section 11.4 Certain Representations by Members. Each Member, by executing this Agreement or any Joinder and becoming a Member, whether by making a Capital Contribution, by admission in connection with a permitted Transfer or otherwise, represents and warrants to the Company and the Managing Member, as of the date of its admission as a Member, that such Member (or, if such Member is disregarded for U.S. federal income tax purposes, such Member’s regarded owner for such purposes) is either: (i) not a partnership, grantor trust or Subchapter S corporation for U.S. federal income tax purposes (e.g., an individual or Subchapter C corporation), or (ii) is a partnership, grantor trust or Subchapter S corporation for U.S. federal income tax purposes, but (A) permitting the Company to satisfy the 100-partner limitation set forth in Treasury Regulations Section 1.7704-1(h)(1)(ii) is not a principal purpose of any beneficial owner of such Member in investing in the Company through such Member, (B) such Member was formed for business purposes prior to or in connection with the investment by such Member in the Company or for estate planning purposes, and (C) no beneficial owner of such Member has a redemption or similar right with respect to such Member that is intended to correlate to such Member’s right to Redemption pursuant to Section 3.6.

Section 11.5 Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto, the Transaction Documents and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto and there are no warranties, representations or other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 11.6 Rights of Members Independent. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 11.7 Governing Law. This Agreement, the legal relations between the parties hereto and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to Contracts made and performed in such state and without regard to conflicts of Law doctrines.

Section 11.8 Jurisdiction and Venue. The parties hereto hereby agree and consent to be subject to the jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement or in the records of the Company, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 11.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

Section 11.9 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 11.10 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto, including any Joinder, may be executed in one or more counterparts and by different parties in separate counterparts any may delivered by email or other electronic means. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

Section 11.11 Notices. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by electronic mail or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

If to the Company or the Managing Member, addressed to it at:

Archaea Energy Inc.

Attention: Lindsay Ellis

500 Technology Drive

Second Floor

Canonsburg, PA 15317

E-mail: lellis@archaea.energy

With copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10002
Attention: David B. Feirstein, P.C.
E-mail: david.feirstein@kirkland.com

and

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002
Attention: Cyril V. Jones, P.C.
E-mail: cyril.jones@kirkland.com

or to such other address or to such other Person as either party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by electronic mail, when transmitted to the applicable email address so specified in (or pursuant to) this Section 11.11 or, if transmitted after 5:00 p.m. local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.

Section 11.12 Representation By Counsel; Interpretation. The parties hereto acknowledge that each party hereto to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application, to the fullest extent permitted by Law, and is expressly waived.

Section 11.13 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect, provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

Section 11.14 Expenses. Except as otherwise provided in this Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 11.15 Waiver of Jury Trial. EACH OF THE COMPANY, THE MEMBERS, THE MANAGING MEMBER AND ANY INDEMNITEES SEEKING REMEDIES HEREUNDER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

Section 11.16 No Third Party Beneficiaries. Except as expressly provided in Section 6.4, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amended and Restated Limited Liability Company Agreement to be executed as of the day and year first above written.

COMPANY:

LFG ACQUISITION HOLDINGS LLC

By:	/s/ Jamie Rogers
Name:	Jamie Rogers
Title:	Authorized Person

Signature Page to
Second Amended and Restated Limited Liability Company Agreement of
LFG Acquisition Holdings LLC

MANAGING MEMBER:

ARCHAEA ENERGY INC.

By:	/s/ Jamie Rogers
Name:	Jamie Rogers
Title:	Authorized Person

PUBCO:

ARCHAEA ENERGY INC.

By:	/s/ Jamie Rogers
Name:	Jamie Rogers
Title:	Authorized Person

SPONSOR:

RICE ACQUISITION SPONSOR LLC

By:	/s/ Daniel Joseph Rice, IV
Name:	Daniel Joseph Rice, IV
Title:	Chief Executive Officer

Signature Page to
Second Amended and Restated Limited Liability Company Agreement of
LFG Acquisition Holdings LLC

ARCHAEA HOLDERS:

ARCHAEA ENERGY, LLC

By:	/s/ Eric Javidi
Name:	Eric Javidi
Title:	Chief Financial Officer

SHALENNIAL FUND I, L.P.

By: Shalennial GP I, L.P.,
its general partner

By: Rice Investment Group UGP, LLC,
its general partner

By:	/s/ Daniel Rice IV
Name:	Daniel Rice IV
Title:	Managing Member

S & CO. INVESTMENT FUND IV, LLC

By:	/s/ Neil L. Thompson
Name:	Neil L. Thompson
Title:	Managing Partner

STRUAN & COMPANY LLC

By:	/s/ Richard Walton
Name:	Richard Walton
Title:	President

ROTHWELL-GORNT LLC

By:	/s/ Nicholas Stork
Name:	Nicholas Stork
Title:	Manager

STORK PARTNERS LLC

By:	/s/ Nicholas Stork
Name:	Nicholas Stork
Title:	Manager

Signature Page to
Second Amended and Restated Limited Liability Company Agreement of
LFG Acquisition Holdings LLC

GREEN EYED DEVIL LLC

By:	/s/ Richard L. Walton
Name:	Richard L. Walton
Title:	Manager

MCCARTHY BIOGAS HOLDINGS LLC

By:	/s/ Brian McCarthy
Name:	Brian McCarthy
Title:	Manager

ANDERSON BIOGAS HOLDINGS LLC

By:	/s/ Charles Anderson
Name:	Charles Anderson
Title:	Manager

TED YOWONSKE

/s/ Ted Yowonske

Signature Page to
Second Amended and Restated Limited Liability Company Agreement of
LFG Acquisition Holdings LLC

ARIA HOLDERS

ARIA RENEWABLE ENERGY SYSTEMS LLC

By:	/s/ Noah Ehrenpreis
Name:	Noah Ehrenpreis
Title:	Vice President & Secretary

By:	/s/ Jerrold M. Jung
Name:	Jerrold M. Jung Trust
Title:	Trustee

By:	/s/ Scott D. Salisbury
Name:	Scott D. Salisbury Living Trust
Title:	Trustee

By:	/s/ William Owen
Name:	William and Jerri Owen Family Trust
Title:	Trustee

Zeliff Holdings, Inc.,
a New York corporation

By:	/s/ Peter Zeliff, Sr.
Name:	Peter Zeliff, Sr.
Title:	President

Signature Page to
Second Amended and Restated Limited Liability Company Agreement of
LFG Acquisition Holdings LLC